UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2013

PRUCO LIFE INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Arizona	33-37587	22-1944557
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

213 Washington Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, on June 3, 2013, Prudential Financial, Inc. (“Prudential Financial”), the ultimate parent of Pruco Life Insurance Company (the “Company”), received notice of a proposed determination by the Financial Stability Oversight Council (the “Council”) that Prudential Financial should be subject to stricter prudential regulatory standards and supervision by the Board of Governors of the Federal Reserve System (as a “Covered Company”) pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act. On July 2, 2013, Prudential Financial provided notice to the Council requesting nonpublic written and oral evidentiary hearings before the Council to contest the Council’s proposed determination. According to the regulations, the Council will schedule the evidentiary hearing within 30 days after Prudential Financial’s request and will make a final determination on Prudential Financial’s status as a Covered Company within 60 days after the hearing.

If Prudential Financial is designated by the Council as a Covered Company, it could be subject to stricter prudential standards under the Dodd-Frank Act, which may include requirements regarding risk-based capital and leverage, liquidity, stress-testing, overall risk management, resolution plans, early remediation, and credit concentration; and may also include additional standards regarding capital, public disclosure, short-term debt limits, and other related subjects as appropriate. See “Business—Regulation” and “Risk Factors” included in the Company’s 2012 Annual Report on Form 10-K for more information regarding the potential impact of the Dodd-Frank Act on the Company, including as a result of these stricter prudential standards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2013

Pruco Life Insurance Company

By:	/s/ Yanela C. Frias
Name: Yanela C. Frias
Title: Vice President and Chief Financial Officer